UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
February 4, 2008

CHIQUITA BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-1550 (Commission File Number)	04-1923360 (IRS Employer Identification No.)
250 East Fifth Street, Cincinnati, Ohio 45202 (Address of principal executive offices)
Registrant’s telephone number, including area code: (513) 784-8000
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 4, 2008, Chiquita Brands International, Inc. issued a press release (the ‘‘Refinancing Press Release’’) announcing that it has achieved the requisite number of consents to amend the terms of its Indenture dated as of September 28, 2004 between the company and LaSalle Bank National Association, as Trustee (the ‘‘Indenture’’) with respect to the company’s 7½% Senior Notes due 2014. The amendment has been executed but will not be effective unless the company issues convertible notes in an aggregate amount of at least $125 million on or prior to February 15, 2008. The company also announced that its main operating subsidiary, Chiquita Brands L.L.C. (‘‘CBL’’), and the company have entered into a commitment letter, dated February 4, 2008 (the ‘‘Commitment Letter’’), with Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., ‘‘Rabobank Nederland,’’ New York Branch (‘‘Rabobank’’), to refinance CBL’s existing revolving credit facility and a portion of CBL’s term loan. Completion of the new credit facility with Rabobank is conditioned on the issuance of $150 million of convertible notes. A copy of the Refinancing Press Release is attached to this form 8-K as Exhibit 99.1.

On February 4, 2008, the company also issued a press release (the ‘‘Convertible Notes Press Release’’) announcing that it intends to offer $150 million of Convertible Senior Notes due 2016 (the ‘‘Notes’’) under the company’s existing shelf registration statement. A copy of the Convertible Notes Press Release is attached to this form 8-K as Exhibit 99.2.

In connection with the company’s proposed offering of Notes, the company has prepared a description of the Commitment Letter. The company is filing this description, which is attached hereto as Exhibit 99.3, in order to place the information contained therein on file with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits

The following material is filed as an exhibit to this Current Report on Form 8-K:

(d) Exhibits

99.1 Refinancing Press Release, dated February 4, 2008.

99.2 Convertible Notes Press Release, dated February 4, 2008.

99.3 Disclosure of Commitment Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2008	CHIQUITA BRANDS INTERNATIONAL, INC.
By: /s/ James E. Thompson
James E. Thompson Senior Vice President, General Counsel and Secretary

Exhibit Index

99.1 Refinancing Press Release, dated February 4, 2008.

99.2 Convertible Notes Press Release, dated February 4, 2008.

99.3 Disclosure of Commitment Letter.